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                     [FORM OF NOTICE OF GUARANTEED DELIVERY]

                                       for
                            Tender of all Outstanding
                        9 1/2% Senior Subordinated Notes
                                    due 2004
                               in Exchange for New
                    9 1/2% Senior Subordinated Notes due 2004
                                       of
                               ROSE HILLS COMPANY
                (formerly known as Rose Hills Acquisition Corp.)

         Registered holders of outstanding 9 1/2% Senior Subordinated Notes due 2004 (the "Notes") who wish to tender their Notes in exchange for a like principal amount of new 9 1/2% Senior Subordinated Notes due 2004 (the "Exchange Notes") and whose Notes are not immediately available or who cannot deliver their Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Tender Procedure" in the Prospectus.


                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                     UNITED STATES TRUST COMPANY OF NEW YORK


                 By Hand:                              By Mail:
 United States Trust Company of New York  (insured or registered recommended)
         111 Broadway--Lower Level       United States Trust Company of New York
         New York, New York 10006                    P.O. Box 843
        Attention: Corporate Trust               Peter Cooper Station
                                               New York, New York 10276
                                              Attention: Corporate Trust

          By Overnight Express:
 United States Trust Company of New York               By Facsimile:
         770 Broadway, 13th Floor                     (212) 420-6152
         New York, New York 10003            (For Eligible Institutions Only)
Attention: Corporate Trust Services Window             By Telephone:
                                                      (800) 548-6565

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

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Ladies and Gentlemen:

         The undersigned hereby tenders the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus
dated [              ], 1997 of Rose Hills Company (formerly known as Rose Hills
Acquisition Corp.) (the "Prospectus"), receipt of which is hereby acknowledged.

                       DESCRIPTION OF SECURITIES TENDERED

Name and address of registered
holder as it appears on the
9 1/2% Senior Subordinated        Certificate Number(s)     Principal Amount
Notes due 2004 ("Notes")          of Notes                  of Notes
(Please Print)                    Tendered                  Tendered

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                    THE FOLLOWING GUARANTEE MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

                    (not to be used for signature guarantee)

         The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:
             ------------------------------------------   ----------------------
                                                          (Authorized Signature)

Address:                                             Title:
        ------------------------------------------         ---------------------

                                                     Name:
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                                         (Zip Code)       (Please type or print)

Area Code and Telephone Number:                      Date:
                                                          ---------------------

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         NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES
SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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